Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2020 First Quarter Results
Steps Up in Support of Social Economy; Strengthens Balance Sheet and Liquidity Position
Charleston, S.C. (May 5, 2020) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its first quarter ended March 31, 2020.
"Blackbaud remains highly committed to the success of our customers, our company and the entire social economy during these challenging times," said Mike Gianoni, Blackbaud's president and CEO. "Our teams launched new innovative solutions in response to pandemic-specific needs that arose. We’ve given back to the social good community through hundreds of free resources, philanthropic gifts, service on boards and more. And we’ve maintained our commitments to customers, including our very high standard of service and support. Blackbaud has served the social good community as a leader in software for nearly four decades. We have been decisive in our actions, and our immediate priority continues to be the safety and welfare of our people and being a strong global partner for social good organizations around the world during this unprecedented time."
First Quarter 2020 Results Compared to First Quarter 2019 Results:

•	Total GAAP revenue was $223.6 million, up 3.6%, with $204.9 million in GAAP recurring revenue, representing 91.6% of total GAAP revenue. GAAP recurring revenue was up 3.4%.

•	Total non-GAAP revenue was $223.6 million, up 3.3%, with $204.9 million in non-GAAP recurring revenue, representing 91.6% of total non-GAAP revenue. Non-GAAP recurring revenue was up 3.0%.

•	Non-GAAP organic recurring revenue increased 3.0%.

•	GAAP income from operations was $8.4 million, with GAAP operating margin of 3.8%, an increase of 280 basis points.

•	Non-GAAP income from operations was $33.9 million, with non-GAAP operating margin of 15.2%, a decrease of 140 basis points.

•	GAAP net income was $4.6 million, with GAAP diluted earnings per share of $0.10, up $0.12.

•	Non-GAAP net income was $24.7 million, with non-GAAP diluted earnings per share of $0.51, unchanged from first quarter 2019.

•	Non-GAAP free cash flow was $(38.3) million, a decrease of $15.8 million.
"Following a solid start to the year, we acted quickly to ensure the financial strength and flexibility needed in response to the uncertainty of COVID-19 and current global market conditions while remaining critically focused on the success of our customers and the health and economic stability of our employees," said Tony Boor, executive vice president and CFO, Blackbaud. "Our recurring revenue model and strong balance sheet remain stabilizing factors as we navigate the wide array of potential outcomes that could result from COVID-19, and we will continue to implement the necessary near-term measures to make certain Blackbaud remains in a strong position longer-term on behalf of all of our stakeholders."
An explanation of all non-GAAP financial measures referenced in this press release is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

PRESS RELEASE

COVID-19 Actions

Blackbaud announced several immediate steps to provide additional near-term liquidity and financial flexibility while implementing employee relief measures in light of the COVID-19 pandemic. These actions included:

•	Blackbaud's Board of Directors eliminated the payment of quarterly cash dividends on Blackbaud's common stock

•	Blackbaud's 401(k) match program is temporarily suspended for US-based employees

•	Temporary freeze on company hiring efforts

•	Mike Gianoni, Blackbaud's president and CEO, is forgoing his paycheck for the foreseeable future

•	Restriction of non-essential employee travel and other operating cost reductions

•	Employee cash merit increases for 2020 replaced with a one-time restricted stock grant

•	Employee cash bonus programs for 2020 replaced with a one-time performance stock grant

•	All worldwide employees that have a base salary equal to or less than $75,000 USD received additional financial support in the form of a one-time bonus of $1,000 USD

Recent Company Highlights

•
World War II veteran and centenarian Captain Tom Moore raised more than £32 million ($39 million) for front-line workers in the UK through Blackbaud’s JustGiving platform, marking the largest individual-led online crowdfundraising campaign in history, Blackbaud donated £100,000 to NHS Charities Together in celebration of Captain Moore completing his 100-lap challenge.

•
In the wake of the COVID-19 pandemic, Blackbaud announced new measures, including hundreds of free resources to support customers and the broader social economy as organizations around the world were thrown into crisis mode.

•
A Total Economic Impact™ (TEI) study conducted by Forrester Consulting found that over a three-year period, a higher education institution increased gift revenue by nearly $50 million, increased the average annual gift revenue generated per major gift by more than 60 percent and avoided $1.2 million in labor costs, realizing a 273% return on investment (ROI) with Blackbaud CRM™.

•
Blackbaud announced a first-of-its-kind Innovation Partnership with Chief Executives for Corporate Purpose (CECP), which will enable Blackbaud corporate social responsibility (CSR) customers to utilize their social investment data with greater impact.

Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.

Revenue Classifications
Revenue from retained and managed service contracts that we do not expect to have a term consistent with our cloud solution contracts is included in one-time services and other revenue beginning January 1, 2020. This change in presentation resulted in a $4.3 million decrease in recurring revenue and an offsetting increase to one-time services and other revenue during the three months ended March 31, 2020.
Conference Call Details
What:    Blackbaud's 2020 First Quarter Conference Call
When:    May 6, 2020
Time:     8:00 a.m. (Eastern Time)
Live Call:     877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage

PRESS RELEASE

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina, and has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com, or follow us on Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact:	Media Contact:
Steve Hufford	media@blackbaud.com
Director of Investor Relations
843-654-2655
steve.hufford@blackbaud.com
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the predictability of our financial results and expectations that our revenue will continue to grow. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; uncertainty regarding the COVID-19 disruption; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed

PRESS RELEASE

above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.
Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands)	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$24,972	$31,810
Restricted cash due to customers	232,250	545,485
Accounts receivable, net of allowance of $5,928 and $5,529 at March 31, 2020 and December 31, 2019, respectively	89,191	88,868
Customer funds receivable	1,205	524
Prepaid expenses and other current assets	81,004	67,852
Total current assets	428,622	734,539
Property and equipment, net	35,661	35,546
Operating lease right-of-use assets	100,568	104,400
Software development costs, net	105,594	101,302
Goodwill	631,033	634,088
Intangible assets, net	303,097	317,895
Other assets	66,346	65,193
Total assets	$1,670,921	$1,992,963
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$44,510	$47,676
Accrued expenses and other current liabilities	45,781	73,317
Due to customers	233,455	546,009
Debt, current portion	10,351	7,500
Deferred revenue, current portion	288,682	314,335
Total current liabilities	622,779	988,837
Debt, net of current portion	520,576	459,600
Deferred tax liability	43,286	44,594
Deferred revenue, net of current portion	1,715	1,802
Operating lease liabilities, net of current portion	91,235	95,624
Other liabilities	10,937	5,742
Total liabilities	1,290,528	1,596,199
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 60,932,639 and 60,206,091 shares issued at March 31, 2020 and December 31, 2019, respectively	61	60
Additional paid-in capital	471,344	457,804
Treasury stock, at cost; 11,311,712 and 11,066,354 shares at March 31, 2020 and December 31, 2019, respectively	(310,447)	(290,665)
Accumulated other comprehensive loss	(14,140)	(5,290)
Retained earnings	233,575	234,855
Total stockholders’ equity	380,393	396,764
Total liabilities and stockholders’ equity	$1,670,921	$1,992,963

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2020	2019
Revenue
Recurring	$204,867	$198,094
One-time services and other	18,754	17,736
Total revenue	223,621	215,830
Cost of revenue
Cost of recurring	89,551	84,711
Cost of one-time services and other	15,314	14,572
Total cost of revenue	104,865	99,283
Gross profit	118,756	116,547
Operating expenses
Sales, marketing and customer success	58,735	55,455
Research and development	24,977	28,461
General and administrative	25,855	27,117
Amortization	741	1,376
Restructuring	24	1,953
Total operating expenses	110,332	114,362
Income from operations	8,424	2,185
Interest expense	(4,159)	(5,323)
Other income, net	1,070	182
Income (loss) before provision (benefit) for income taxes	5,335	(2,956)
Income tax provision (benefit)	696	(1,834)
Net income (loss)	$4,639	$(1,122)
Earnings (loss) per share
Basic	$0.10	$(0.02)
Diluted	$0.10	$(0.02)
Common shares and equivalents outstanding
Basic weighted average shares	48,036,300	47,516,912
Diluted weighted average shares	48,455,751	47,516,912
Other comprehensive (loss) income
Foreign currency translation adjustment	(5,728)	4,590
Unrealized loss on derivative instruments, net of tax	(3,122)	(932)
Total other comprehensive (loss) income	(8,850)	3,658
Comprehensive (loss) income	$(4,211)	$2,536

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
(dollars in thousands)	2020	2019
Cash flows from operating activities
Net income (loss)	$4,639	$(1,122)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	21,804	21,724
Provision for credit losses and sales returns	2,488	2,032
Stock-based compensation expense	13,580	13,726
Deferred taxes	954	(1,155)
Amortization of deferred financing costs and discount	188	188
Other non-cash adjustments	102	1,820
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(3,876)	(1,797)
Prepaid expenses and other assets	(5,303)	(12,107)
Trade accounts payable	(4,021)	(3,624)
Accrued expenses and other liabilities	(31,694)	(11,690)
Deferred revenue	(23,364)	(18,006)
Net cash used in operating activities	(24,503)	(10,011)
Cash flows from investing activities
Purchase of property and equipment	(2,867)	(1,152)
Capitalized software development costs	(10,937)	(11,319)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	—	(109,386)
Net cash used in investing activities	(13,804)	(121,857)
Cash flows from financing activities
Proceeds from issuance of debt	144,700	271,500
Payments on debt	(86,075)	(75,175)
Employee taxes paid for withheld shares upon equity award settlement	(19,782)	(18,400)
Proceeds from exercise of stock options	1	3
Change in due to customers	(311,095)	(242,885)
Change in customer funds receivable	(733)	(3,573)
Dividend payments to stockholders	(5,960)	(5,901)
Net cash used in financing activities	(278,944)	(74,431)
Effect of exchange rate on cash, cash equivalents and restricted cash	(2,822)	1,036
Net decrease in cash, cash equivalents and restricted cash	(320,073)	(205,263)
Cash, cash equivalents and restricted cash, beginning of period	577,295	449,846
Cash, cash equivalents and restricted cash, end of period	$257,222	$244,583
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	March 31, 2020	December 31, 2019
Cash and cash equivalents	$24,972	$31,810
Restricted cash due to customers	232,250	545,485
Total cash, cash equivalents and restricted cash in the statement of cash flows	$257,222	$577,295

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2020	2019
GAAP Revenue	$223,621	$215,830
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	716
Non-GAAP revenue	$223,621	$216,546

GAAP gross profit	$118,756	$116,547
GAAP gross margin	53.1%	54.0%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	716
Add: Stock-based compensation expense	865	974
Add: Amortization of intangibles from business combinations	10,930	11,416
Add: Employee severance	32	1,119
Subtotal	11,827	14,225
Non-GAAP gross profit	$130,583	$130,772
Non-GAAP gross margin	58.4%	60.4%

GAAP income from operations	$8,424	$2,185
GAAP operating margin	3.8%	1.0%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	716
Add: Stock-based compensation expense	13,580	13,726
Add: Amortization of intangibles from business combinations	11,671	12,792
Add: Employee severance	97	3,421
Add: Acquisition-related integration costs	(32)	718
Add: Acquisition-related expenses	139	445
Add: Restructuring costs	24	1,953
Subtotal	25,479	33,771
Non-GAAP income from operations	$33,903	$35,956
Non-GAAP operating margin	15.2%	16.6%

GAAP income (loss) before provision (benefit) for income taxes	$5,335	$(2,956)
GAAP net income (loss)	$4,639	$(1,122)

Shares used in computing GAAP diluted earnings (loss) per share	48,455,751	47,516,912
GAAP diluted earnings (loss) per share	$0.10	$(0.02)

Non-GAAP adjustments:
Add: GAAP income tax provision (benefit)	696	(1,834)
Add: Total non-GAAP adjustments affecting income from operations	25,479	33,771
Non-GAAP income before provision for income taxes	30,814	30,815
Assumed non-GAAP income tax provision(1)	$6,163	$6,163
Non-GAAP net income	$24,651	$24,652

Shares used in computing non-GAAP diluted earnings per share	48,455,751	48,051,289
Non-GAAP diluted earnings per share	$0.51	$0.51

(1)	Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended March 31,
	2020	2019
GAAP revenue	$223,621	$215,830
GAAP revenue growth	3.6%
Add: Non-GAAP acquisition-related revenue(1)	—	716
Non-GAAP organic revenue(2)	$223,621	$216,546
Non-GAAP organic revenue growth	3.3%

Non-GAAP organic revenue(2)	$223,621	$216,546
Foreign currency impact on non-GAAP organic revenue(3)	310	—
Non-GAAP organic revenue on constant currency basis(3)	$223,931	$216,546
Non-GAAP organic revenue growth on constant currency basis	3.4%

GAAP recurring revenue	$204,867	$198,094
GAAP recurring revenue growth	3.4%
Add: Non-GAAP acquisition-related revenue(1)	—	716
Non-GAAP organic recurring revenue	$204,867	$198,810
Non-GAAP organic recurring revenue growth	3.0%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
Non-GAAP organic revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(3)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.

(dollars in thousands)	Three months ended March 31,
	2020	2019
GAAP net cash provided by operating activities	$(24,503)	$(10,011)
Less: purchase of property and equipment	(2,867)	(1,152)
Less: capitalized software development costs	(10,937)	(11,319)
Non-GAAP free cash flow	$(38,307)	$(22,482)